CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust I of our reports dated May 23, 2023, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended March 31, 2023. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
July 25, 2023

Appendix A

Fund Name

Columbia Select Large Cap Growth Fund

Multi-Manager Growth Strategies Fund

Columbia Adaptive Retirement 2020 Fund

Columbia Adaptive Retirement 2030 Fund

Columbia Adaptive Retirement 2040 Fund

Columbia Adaptive Retirement 2050 Fund

Columbia Adaptive Retirement 2060 Fund

Columbia Adaptive Retirement 2025 Fund

Columbia Adaptive Retirement 2035 Fund

Columbia Adaptive Retirement 2045 Fund

Columbia Adaptive Retirement 2055 Fund

Columbia Solutions Aggressive Portfolio

Columbia Solutions Conservative Portfolio